Media Contact:
Jodi Guilbault
MIPS Technologies, Inc.
+1 650-567-5035
jodi@mips.com

MIPS Technologies Appoints John Derrick
President and General Manager of Processor Business Group

Semiconductor Veteran to Manage Newly Formed Processor Business Group Following Chipidea Acquisition

MOUNTAIN VIEW, Calif. – January 2, 2008 – MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard architectures, processor cores and analog IP for digital consumer, home networking, wireless, communications and business applications, today announced that it has appointed industry veteran John Derrick to the newly created position of president and general manager of the company’s Processor Business Group. Derrick will assume overall responsibility for directing and growing the microprocessor and architecture business worldwide, reporting to John Bourgoin, MIPS Technologies’ President and CEO.

Following the acquisition of Chipidea in August 2007, MIPS Technologies formed the Processor Business Group alongside the Analog Business Group (formerly Chipidea).  Derrick will work closely with Dr. Jose Franca, president and general manager of the Analog Business Group, to align key technologies and drive MIPS Technologies’ business across top emerging digital consumer and home networking markets, where the company already enjoys a commanding presence.

“2007 was a pivotal year for MIPS Technologies, as we became the world’s second largest design IP company and leading provider of analog IP worldwide,” said Bourgoin. “As we enter our tenth anniversary as a public company, I couldn’t imagine a stronger and more versatile leader to drive the Processor Business Group into its next phase of growth.  John’s rare combination of technical and business acumen, processor development expertise, deep domain knowledge and the ability to successfully align top performing marketing, sales, and technology teams will make him an invaluable addition to our growing business.”

“MIPS Technologies has long been a world-class leader in the embedded market with proven technology that helps customers differentiate and win in key segments,” said John Derrick.  “This is one of the most exciting phases in the company’s history, and we have an opportunity to extend MIPS’ technology to new markets and offer an even more compelling, integrated solution for customers’ next-generation SoC designs. I am thrilled to be joining the MIPS team, and look forward to driving the Processor Business Group to even higher levels of success and innovation.”

Derrick began his career developing simulation models and modeling methodologies for microprocessor logic and high-frequency analog/RF devices at Texas Instruments.   After that, he worked for IBM Corporation for eight years in a number of roles—including the implementation of system controllers for x86, PowerPC, and Power microprocessors.  In 1999, he exclusively founded semiconductor IP startup, Chicory Systems, and was CEO until the company was sold to Parthus Technologies—where he served as an executive vice president.

Following a stint with Austin Ventures as an entrepreneur in residence, he became a founder and CEO of Conformative Systems, which was later acquired by Intel Corporation and where he was appointed general manager of the Acceleration Products Division.  At these companies, Derrick led the development of businesses around hardware acceleration co-processors for Java, multimedia and XML leveraging leading processors such as MIPS as well as proprietary processor cores.  Derrick was granted 19 patents for his work in systems, software and processors at IBM and has filed an additional two dozen patents at subsequent companies.  He holds a bachelor’s degree in electrical engineering from Iowa State University.

Processor Business Group
MIPS Technologies provides the number one processor architecture across a wide array of high-growth markets, including digital television, broadband access, WiFi, cable set-top boxes, DVD recorders, HD DVDs, and VoIP.  The company offers the most comprehensive line of processor cores available for the embedded market—ranging from high-performance to low power products with unique efficiencies and cost advantages for next-generation SoC designs. MIPS Technologies licenses its intellectual property to leading semiconductor companies, ASIC developers and system OEMs. As an industry-standard architecture for more than two decades, MIPS Technologies provides the most extensive range of scalable microprocessors in standard, custom, semi-custom and application-specific products worldwide. The MIPS® Ecosystem provides a robust infrastructure of world-class standard tools, software suites and services to help ensure rapid, reliable, high-quality and cost-effective SoC development.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is the world’s second largest semiconductor design IP company and the number one analog IP company worldwide.  With more than 250 customers around the globe, MIPS Technologies powers some of the world’s most popular products for the digital consumer, broadband, wireless, networking and portable media markets—including broadband devices from Linksys, DTVs and entertainment systems from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett- Packard. Today, the company owns more than 400 patent properties (patents and applications) worldwide. Founded in 1998, MIPS Technologies is headquartered in Mountain View, California, with offices worldwide. For more information, contact (650) 567-5000 or visit www.mips.com.

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